Exhibit 3.3

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
METLIFE INSURANCE COMPANY USA
Pursuant to Section 242
of the General Corporation Law of the State of Delaware

MetLife Insurance Company USA (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby does certify that:
1.The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and inserting the following in lieu thereof:
“FIRST.     The name of the corporation is Brighthouse Life Insurance Company (the “Corporation”).”
2.That the foregoing amendment of the Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the DGCL.
3.This Certificate of Amendment shall be effective on March 6, 2017.

[Signature Page to MetLife Insurance Company USA Certificate of Amendment]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 6th day of December, 2016.

METLIFE INSURANCE COMPANY USA
By:	/s/ D. Burt Arrington
Name: D. Burt Arrington
Title: Secretary